Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242


Please include a typed self- addressed envelope

                                                                   19991122961 M
                                                                          $50.00
                                                              SECRETARY OF STATE
                                                             06-29-1999 11:53:01
MUST BE TYPED
FILING FEE: $50.00
ARTICLES OF INCORPORATION

MUST SUBMIT TWO COPIES


Corporation Name. BUTTERFIELD-BLAIR, INC.
                  -----------------------

Principal Business Addresss  11510 RD. #47 BURLINGTON, COLORADO 80807
                             ----------------------------------------

Cumulative voting shares of stock is authorized.       Yes     No   X
                                                                  ----
If duration is less than perpetual enter number of years

Preemptive Rights are granted to shareholders.         Yes     No   X
                                                                  ----

Stock information: (if additional mace is needed, continue on a separate sheet of paper.)

Stock Class  Common    Authorized Shares      50,000,000     Par Value     .001

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name      TAYLOR               First and Middle Name            VERLIN V.

Street Address  11510 RD. # 47, BURILINGTON      CO   80807
(Include City, State and Zip)

  The undersigned consents to the appointment as the initial registered agent.


Signature of Registered Agent:           /s/Verline V. Taylor
                               -----------------------------------------
These articles are to have a delayed effective date of:

Incorporator's: Names and add: (if more than two, continue on a separate sheet of paper

NAME                                  ADDRESS
----                                  -------
VERLINE TAYLOR                        11510 RD. #47, BURLINGTON, COLORADO 80807


Incorporator (s) who are natural persons must be 18 years or mare. The undersigned, acting as incorporator(s) of a Corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature     /s/Verlin V. Taylor                              Signature

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